SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 21, 2002

Allied Waste Industries, Inc.
(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

0-19285	88-0228636

(Commission File Number)	(IRS Employer Identification No.)

15880 N. Greenway-Hayden Loop, Suite 100

Scottsdale, Arizona	85260

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (480) 627-2700

Not Applicable
(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure

On November 21, 2002, Allied Waste Industries, Inc. (“Allied” or “Company”) issued the following press release.

Contact: Michael Burnett
Vice President, Investor Relations
580-627-2785

FOR IMMEDIATE RELEASE

ALLIED WASTE PRICES $75 MILLION OF SENIOR NOTES

—Tack on Offering to $300 Million Senior Notes —

Scottsdale, AZ – November 21, 2002 – Allied Waste Industries, Inc. (NYSE: AW) today announced that Allied Waste North America, Inc. (“AWNA”), its direct, wholly-owned subsidiary, has priced $75 million in senior notes, in a private placement under Rule 144A of the Securities Act of 1933, which is a tack on offering to AWNA’s $300 million 9.25% senior notes issued November 15, 2002. The $75 million senior notes contain terms identical to the $300 million senior notes and will be issued at a price of $103.25, yielding 8.67%.

AWNA intends to the use proceeds from the sale of these notes to ratably repay portions of tranches A, B and C of the term loans under its senior secured credit facility. Closing of the issuance of these new notes is expected to occur on November 26, 2002.

“We are pleased to be able to take advantage of favorable market conditions directly following our successful $300 million offering last week,” said Thomas W. Ryan, Executive Vice President and CFO of Allied Waste.

The offer of these senior notes was made only by means of an offering memorandum to qualified investors and has not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration under the Securities Act or an exemption from the registration requirements of the Securities Act.

Allied Waste Industries, Inc., a leading waste services company, provides collection, recycling and disposal services to residential, commercial and industrial customers in the United States. As of September 30, 2002, the Company operated 343 collection companies, 174 transfer stations, 168 active landfills and 65 recycling facilities in 39 states.

Safe Harbor for Forward-Looking Statements

Certain matters discussed in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements describe the Company’s future plans, objectives or goals. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially including, without limitation, (1) continuing weakness in the U.S. economy in 2002 may cause a decline in the demand for the Company’s services (particularly in the commercial and industrial sectors), a decline in the price of commodities sold by the Company, increased competitive pressure on pricing and generally make it more difficult for the Company to predict economic trends; (2) the Company may be impeded in the successful integration of acquired businesses and its market development efforts; (3) a change in interest rates or a reduction in the Company’s cash flow could impair the Company’s ability to service and reduce its debt obligations; (4) volatility in interest rates may, among other things, affect earnings due to possible mark to market changes on certain interest rate hedges; (5) divestitures by the Company may not raise funds exceeding financing needed for acquisitions in 2002; and (6) severe weather conditions could impair the Company’s operating results.

Other factors which could materially affect such forward-looking statements can be found in the Company’s periodic reports filed with the Securities and Exchange Commission, including risk factors detailed in Management’s Discussion and Analysis in Allied’s Form 10-K for the year ended December 31, 2001. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant, Allied Waste Industries, Inc., has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALLIED WASTE INDUSTRIES, INC.

By:	/s/ THOMAS W. RYAN

Thomas W. Ryan

Executive Vice President and Chief Financial Officer

(Principal Financial Officer)

Date: November 21, 2002